UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 7, 2024 (October 4, 2024)

Kiniksa Pharmaceuticals International, plc

(Exact name of Registrant as Specified in Its Charter)

England and Wales	001-38492	98-1795578
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

Kiniksa Pharmaceuticals International, plc

23 Old Bond Street, Floor 3

London, WIS 4PZ

England , United Kingdom

(781) 431-9100

(Address, zip code and telephone number, including area code of principal executive offices)

Kiniksa Pharmaceuticals Corp.

100 Hayden Avenue

Lexington, MA, 02421

(781) 431-9100

(Address, zip code and telephone number, including area code of agent for service)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Ordinary Shares $0.000273235 nominal value	KNSA	The Nasdaq Stock Market LLC
(Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 4, 2024, the Board of Directors (the “Board”) of Kiniksa Pharmaceuticals International, plc (the “Company”) approved an increase in the number of directors constituting the Board from nine (9) to ten (10) directors and the appointment of M. Cantey Boyd, age 44, to the Board to fill the vacancy created thereby. Ms. Boyd was appointed as a member of the Class III directors, joining Felix J. Baker, Ph.D., Tracey L. McCain and Kimberly J. Popovits and will serve for the same periods as the Board’s other Class III directors or until her earlier death, resignation or removal. Ms. Boyd was also appointed by the Board to serve on the Board’s Compensation Committee in connection with her appointment to the Board.

Ms. Boyd currently serves as a Managing Director of Baker Bros. Advisors LP, a registered investment adviser focused on long-term investments in life-sciences companies. Prior to joining Baker Bros. Advisors LP in 2005, she was an Analyst in the Health Care Investment Banking Group of Deutsche Bank Securities from 2002 to 2004. Ms. Boyd graduated with an AB in Business-Economics from Brown University. The Board believes that Ms. Boyd’s extensive experience in the life sciences industry, along with her financial and business acumen, will be a significant benefit to the Company.

There are no arrangements or understandings between either Ms. Boyd, on the one hand, and any other person, on the other hand, pursuant to which she was appointed to the Board. Since the beginning of the Company’s last fiscal year, the Company has not engaged in any transactions, and there are no proposed transactions, or series of similar transactions, in which Ms. Boyd was or is to be a participant and in which any related person had a direct or indirect material interest in which the amount involved exceeds or exceeded $120,000.

Ms. Boyd will receive standard non-employee director compensation (prorated, as applicable, for the length of her service during the current year) under the Company’s non-employee director compensation program as described under the “Director Compensation” sub-section of the “Corporate Governance” section of the Company’s definitive proxy statement filed with the Securities and Exchange Commission (the “SEC”) on April 23, 2024.

In connection with her appointment to the Board, the Company has entered into its standard indemnification agreement for directors with Ms. Boyd in substantially the form entered into by the Company with its other directors, which form of agreement was previously filed with the SEC on June 28, 2024 as Exhibit 10.1 to the Company’s Form 8-K12B.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KINIKSA PHARMACEUTICALS INTERNATIONAL, PLC

Date: October 7, 2024	By:	/s/ Madelyn Zeylikman
Madelyn Zeylikman
Senior Vice President, General Counsel and Secretary